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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of March 1, 1997 by and between AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation ("Employer"), and LAWRENCE J. BRADY ("Employee"), and is made with respect to the following facts:

                                    RECITALS

     A. WHEREAS, Employer desires to obtain the services of Employee as President; and

     B.   WHEREAS, Employee is willing to provide such services to Employer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration the receipt of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   EMPLOYMENT.

          1.1 TITLE, BOARD MEMBERSHIPS. Employer hereby engages Employee and Employee hereby accepts employment with Employer, to perform Employee's services as President of Employer and such other services as may be required of Employee under this Agreement, on the terms and conditions hereinafter set forth. Employee further agrees to accept election and to serve during all or any part of the Term (as that term is defined in Section 2 hereof) of this Agreement as an officer and/or director of Employer and of any subsidiary or affiliate of Employer, without compensation therefor, except as set forth in this Agreement, if elected to any such position by the shareholders of Employer or by the Board of Directors of Employer (the "Board") or of any subsidiary or affiliate, as the case may be.

          1.2 DUTIES, PLACE OF EMPLOYMENT. Employee shall perform all duties customarily performed by Employees employed in the capacity of President of companies engaged in the business of Employer and shall use and devote his full time and efforts in the discharge of his duties. Employee shall perform his duties at Employer's principal Employee offices in Los Angeles County, but shall travel to and from such county as may be reasonably required in the performance of such duties. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with Employer's reasonable instructions, directions, requests, rules and regulations. Employer shall not be deemed to have waived the right to require Employee to perform any duties hereunder by assigning Employee to any other duties or services.

     2. TERM. The term ("Term") of this Agreement and Employee's employment hereunder is for no definite period and may be terminated at any time by either party, with or without cause or advance notice (called "at will" status). Any change to this "at will" employment status may only be changed by a written agreement between Employee and the Board.

     3. COMPENSATION. During the Term as full compensation for all services to be performed by Employee pursuant to this Agreement, Employer agrees to pay Employee the base salary

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and bonuses set forth in this Section 3, in addition to such other benefits and compensation as are provided elsewhere in this Agreement.

          3.1  BASE SALARY.

               (a) Employee shall be entitled to an annual base salary of One Hundred Thirty Thousand Dollars ($130,000) during the first year of employment under this Agreement. The base salary shall be paid to Employee bi-weekly during the Term.

               (b) On or before August 1, 1997, the Board of Directors of Employer shall consider an increase in the base compensation payable to Employee under Section 3.1 (a) provided however, nothing herein contained shall preclude the Board of Directors from authorizing an increase in the base salary over and above the base salary at any time payable to him under this Agreement.

          3.2 COMMITMENT PAYMENTS. As further consideration for the commitment and obligations of Employee hereunder, upon execution hereof:

               (a) Employer agrees to issue to Employee 20,000 shares of the common stock (the "Common Stock") of Employer (the "Shares") valued at $1.65 per share. The Shares to be delivered to Employee hereunder shall be delivered upon registration of the Shares under the Securities Act of 1933 on Form S-8.

               (b) Employer shall issue to Employee an option (the "Option") to purchase five hundred thousand (500,000) shares of Common Stock at an exercise price of $3.00 per share. The Option shall expire on September 1, 2005 and vest at the rate of 25% on September 1, 1997, and each of the following three anniversaries thereof, provided the Agreement is in effect on such vesting date. The option agreement shall be in the form of Exhibit A, attached hereto. Employee understands that the Option and the shares of Common Stock underlying the Option have not been registered under federal or state securities laws and may not be transferred without registration thereunder or pursuant to an exemption therefrom.

          3.3 BONUS. Nothing herein contained shall preclude the Board of Directors of Employer from authorizing the payment to Employee of a bonus, whether in cash or capital stock, based upon Employee's performance or other reasonable criteria. The payment of such additional compensation shall not operate as an amendment obligating Employer to make any similar payment or to pay additional compensation at any future time or for any future period or be deemed to affect the base salary in any manner.

          3.4  ADDITIONAL BENEFITS.

               (a) MEDICAL INSURANCE. Employer shall provide Employee during the Term with group accident, medical, dental and hospital insurance coverage, provided however, that such insurance shall only be provided when determined by the Board of Directors to be within the financial resources of the Company.

               (b) BENEFITS GENERALLY OFFERED. In addition to any other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be

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entitled to participate, to the extent allowable in accordance with his status, in all employee benefits offered from time to time by Employer to its senior officers; including, but not limited to, stock option plans, group life, disability and any other insurance and profit sharing plans.

               (c) EMPLOYER'S APARTMENT. Employee may occupy Employer's apartment for a limited period of time to enable Employee to locate Employee's own residence in Los Angeles County.

     4. VACATION. Employee shall be entitled to two (2) weeks paid vacation for each year worked during the Term.

     5.   TERMINATION.

          5.1 TERMINATION FOR CAUSE. Employee's employment under the terms of this Agreement may be terminated immediately, at the option of Employer, for "Cause" as that term is defined in Section 6.2(a).

          5.2 TERMINATION FOR DISABILITY. Employee's employment under the terms of this Agreement may be terminated immediately, at the option of Employer, for "Disability" as that term is defined in Section 6.2(b).

          5.3 TERMINATION BY DEATH. Employee's employment under the terms of this Agreement shall be terminated upon the death of Employee.

     6.   PAYMENTS UPON TERMINATION OF EMPLOYMENT.

          6.1 PAYMENTS. In the event of the termination of Employee's employment under this Agreement by Employer, other than termination for death or "Cause," Employee shall have no duty to mitigate and Employer shall pay to Employee one (1) months base salary if the termination occurs prior to expiration of two (2) years from the commencement of the Term, two (2) months base salary if the termination occurs during the one (1) year period commencing on the second anniversary of the Term or three (3) months base salary if the termination occurs after the third anniversary of the Term.

          6.2  DEFINITIONS.

               (a) CAUSE. Termination by the Board of Employee's employment for "Cause" shall mean a termination upon (i) the good faith determination of the Board that Employee has failed to perform fully or faithfully Employee's obligation under of this Agreement, (ii) the final conviction of Employee for a felony involving willful conduct materially injurious, harmful or detrimental to Employer; (iii) Employee commits an act or omits to take action in bad faith or to the detriment of Employer, (iv) Employee fails or refuses to comply with the policies, standards or regulations of Employer or (v) Employee violates any of the warranties contained in Section 9 hereof. For the purposes of this Section 6.2(a), "final conviction" and shall be and mean a conviction or an adjudication, as the case may be, that is no longer appealable due to the passage of time or otherwise, and with respect to which a final judgment has been entered on the judgment roles of the court in which the action was commenced. Further, for the purposes of this Section 6.2(a), no act or omission to act on Employee's part shall be considered "Willful" unless done, or omitted to be done, by Employee in

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bad faith and without reasonable belief that Employee's act or omission was in the best interest of Employer.

               (b) DISABILITY. Termination of Employee's employment for "Disability" shall mean a termination following absence from Employee's full-time duties with Employer for one hundred eighty (180) consecutive days as a result of Employee's incapacity due to physical or mental illness and Employee's failure to return to the full-time performance of Employee's duties within thirty (30) days after written notice of termination is given to Employee.

     7. TRADE SECRETS. The parties acknowledge and agree that during the Term and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operations of Employer, including, without limitation, financial, sales, customer, supplier, operations, personnel and other information that is owned by Employer and regularly used in the operation of Employer's business and that this information constitutes Employer's trade secrets. Employee agrees that he shall not disclose any such trade secrets, directly or indirectly, to any other person or use any of them in any way either during the Term or at any time thereafter, except as required in the course of his employment hereunder.

     8. NON-COMPETITION. During the term hereof, and for three years thereafter, Employee shall not, directly or indirectly, whether as an employee, employer, consultant, agent, officer, principal, partner, stockholder, director or any other individual or representative capacity, engage or participate in any business that is in competition in any manner with the business of Employer.

     9. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. Employee hereby warrants and represents to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof and as of the issuance of the Shares and each such issuance:

          9.1 INVESTMENT INTENT. Employee is acquiring the Shares for his own account and not with a view to their resale or distribution and that he is prepared to hold the Shares for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Shares. Employee hereby acknowledges the fact that the Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or applicable state securities laws.

          9.2 RESTRICTED SECURITIES. that Employee has been informed that the Shares may not be resold or transferred unless first registered under applicable Federal and State securities laws or unless an exemption from such registration is available. Accordingly, Employee hereby acknowledges that he is prepared to hold the Shares for an indefinite period of time.

          9.3 EMPLOYEE'S KNOWLEDGE. that Employee has a preexisting business or personal relationship with ATG, that he is aware of the business affairs and financial condition of ATG and that he has such knowledge and experience in business and financial matters with respect to companies in business similar to ATG to enable Employee to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Employee further acknowledges that ATG has made available to Employee the opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Shares and that Employee could be

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reasonably assumed to have the capacity to protect his own interests in connection with such investment.

          9.4 SPECULATIVE INVESTMENT. that Employee realizes that his purchase of the Shares will be a speculative investment and that Employee is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

          9.5 NO INCONSISTENT OBLIGATIONS. Employee is under no contractual or other restriction or obligation, compliance with which is inconsistent with the execution of this Agreement, the performance of Employee's obligations hereunder or the other rights of Employer hereunder; and

          9.6 NO INFIRMITY. Employee is under no physical or mental disability that would hinder the performance of Employee's obligations under this Agreement.

     10. PERSONAL NATURE. This Agreement is personal, being entered into upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights, benefits, duties or obligations hereunder without the express written consent of Employer. Employee hereby grants to Employer the right to use Employee's name, likeness and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising or exploitation of any project with respect to which Employee performs services hereunder.

     11. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when actually received by personal delivery or by certified mail, return receipt requested, with first class postage prepaid thereon, to the party to whom such notice or communication is directed, addressed as follows:

          EMPLOYER:      AMERICAN TECHNOLOGIES GROUP, INC.
                         1017 S. Mountain Avenue
                         Monrovia, CA  91016

          EMPLOYEE:      LAWRENCE J. BRADY
                         RR 1 Box 83A
                         Jefferson, New Hampshire  03583
                         (603) 586-7111  (telephone)

     Each of the parties hereto may change its address for purposes of this
Section 11 by giving written notice of such change in the manner provided for in this Section 11.

     12. GOOD FAITH. All approvals and consents required to be given by any party to this Agreement shall be given or withheld in good faith and may not be unreasonably withheld. Each party hereto shall use due diligence in its attempt to accomplish any act required to be accomplished by that party.

     13. ATTORNEY'S FEES AND EXPENSES. In the event that it should become necessary for any party to this Agreement to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to

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recover its reasonable attorneys' fees and expenses as a part of any judgment therein, in addition to any other award which may be granted.

     14. APPLICABLE LAW/VENUE. This Agreement is executed and intended to be performed in the State of California and the laws of such state shall govern its interpretation and effect. If suit is instituted by any party hereto by any other party hereto for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles.

     15. INTEGRATED AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior employment agreements between the parties and all such prior employment agreements shall be deemed voluntarily terminated by the mutual consent of the parties hereto and shall be of no further force or effect.

     16. SEVERABILITY. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

     16. WAIVER No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



          EMPLOYEE:           /s/ Lawrence J. Brady
                              ---------------------------
                              Lawrence J. Brady


          EMPLOYER:           American Technologies Group, Inc.,
                              a Nevada corporation


                              By: /s/ John Collins
                                 ------------------------
                                    John Collins
                              Title:  Chief Employee Officer

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